English Translation

Exhibit 10.13

Translation of China National Petroleum Budget Management Information Project

Between

Financial Management Company of China National Petroleum Corporation

And

Pansoft (Jinan) Company Ltd

Party A:Financial Management Company of China National Petroleum Corporation

Party B: Pansoft (Jinan) Company Ltd

Date of Signing: 2008 Year

Place of Signing: Beijing

This contract is entered into by and between the following Two Parties in Beijing on Feb 1, 2008

Party A: Financial Management Company of China National Petroleum Corporation

Address: No.5, Gulouwai Dajie, Xicheng District, Beijing

Party B: Pansoft (Jinan) Company Ltd

Address: 318, Qilu Software Park Mansion, Gaoxin District, Yinan

Whereas, Party A plans to develop China National Petroleum budget management information project so as to realize the budget management informationization of China National Petroleum (hereafter referred to as “the Project”),

Whereas, Pursuant to the spirit of invitation for bids and submission of bids, Party A selects Party B as the service provider regarding this Project to offer the relevant technical service for the purpose of realizing the budget management informationization of China National Petroleum. Party B is wiling to be employed by Party A to provide such kinds of service.

In witness thereof, Party A and Party B, pursuant to the Contract Law of People‘s Republic of China as well as the related legal rules and regulations, under the principle of equality, fairness, self-willingness, honesty and credibility, and after fully consultation, agree to form this Contract.

1	Range of service

1.1
Pursuant to the Contract, Party B as service provider is obligated to offer technical service for this project in accordance with the request made by Party A. The services provided by Party B mainly include: standardizing, optimizing budget management flow, realizing the Integration of budget management and establishing uniformed standard systems. The particulars of special service contents, implementation methods and requirements, achievements to be submitted can refer to the appendix under this contract, namely, Working Tasks and Project Proposal of China National Petroleum General Budget Management Information. Various kinds of service provided by Party B are collectively called “the Service”.

2	The Progress

2.1
Party B’s term of service under this contract is one year, and its specific process shall meet the requests stipulated in the appendix A Working Tasks and Project Proposal of China National Petroleum General Budget Management Information. Under the prerequisite of unchanged general process, Party A and Party B agree that the process plan at each stage can be slightly adjusted depending on the specific condition. In case Party B proposes to make some corresponding adjustments on the process of service project, Party B shall timely report to Party A and get the written approval from Party A.

2.2
In case Party B fails to reach the expected process, it shall immediately take necessary remedial measures so as to maintain the original progress. And meanwhile Party B shall report to Party A in written documents regarding the measures to be taken.

2.3
In case the expected process is delayed due to the reason of Party B, and Party B is not able to make up for the delay, then, Party A has the right to suspend or terminate Party B’s work in whole or in part, and request Party B to compensate the relevant losses.

2.4
Party B shall submit weekly process report to Party A during the implementation of the Contract. The format and content of the report shall be executed in accordance with the specific requirements of Party A. Party A has the right to add, shorten or change the content of weekly progress report pursuant to the actual condition of project, the results arising from which shall be strictly implemented by Party B.

2.5
Party B shall edit detailed project operation manual based on Party A’s requirement, and compile Party A’s employee training program, subject to approval from Party A. Party B is obligated to offer training for Party A’s staffs until they are qualified to work

3	Place of Service

3.1
Party B mainly provides service in Beijing, but according to the needs of the project, Party B’s project staff will probably travel to other regions where Party A’s subsidiary units are located to carry out research, interviews, reports, meetings and handling matters related to the projects.

3.2
In case Party B’s project staff, due to the need of work, execute tasks at project site or other places of Party A, Party A shall offer convenience conditions for Party B such .as office at site, board and lodging, transportation, telecommunication, etc.

4	Project staffs

In carrying on the Project Party B acts as the main party and Party A the subordinate.

4.1
Party B shall be in overall charge of the quality, the progress and the depth which are under this contract items. Party B shall establish a project group according to the requirements of this contract, while Party shall appoint the related units and staff to fulfill the contract on behalf of Patty A, to coordinate the project group of Party B to carry on development work

4.2
Party B shall appoint and maintain an experienced project manager, to fulfill this contract on behalf of Party B. All the specialists and the administrative staff offered by Party B for the project group shall meet the needs for the intelligence of the project staff of this project by Party A, and Party B shall guarantee that the staff they offered are enough, competent and experienced. For details of the key staff constitution of the project group of Party B, see the appendix 2, Name List of the Budget Item Software Group Staff.

4.3
In the implementation of this project, project group shall maintain stable and continuous key staff. In principle, the project staff shall not be changed. In exceptional case if Party B needs to change the staff, it shall obtain the written approval from Party A. The taking-office staff shall surpass the staff replaced in work seniority, business experience and other aspects.。

4.4
If Party A thinks the staff of Party B are not competent for the project, Party A has the right to request Party B to replace the staff. Party B has the responsibility to replace the personnel in the reasonable time, and all expenses involved shall be for Party B’s account.

5	Service fee and payment

5.1
In accordance with the progress and quality requirements prescribed by the Contract, Party B shall fulfill the total service properly and completely, whereas Party A of the Contract shall pay Party B the service fee of SAY RMB FOUR THOUSAND FIVE HUNDRED AND FIFTY THOUSAND ONLY(RMB 4,550,000)(hereinafter “service fee”). The said service fee is the total price of the Contract, including but not limited to Party B and its staff’s traveling and accommodation expanses, allowance, insurance and taxation, thereby Party A will no longer pay extra fees. The relevant service fees payable of each service in the Contract are detailed in Appendix 1 to the Contract

5.2
This service fee is the pre-tax price. In implementing the Contract, each party on their own shall bear all the taxes payable in accordance with the provisions of Tax Law of People’s Republic of China and the relevant laws and regulations. Any tax payable of Party B arising outside of Chinese territory due to the implementation of the Contract shall be borne and paid by Party B.

5.3	The service fee under the Contract shall be paid by Party A in the currency of RMB and paid in twice in the light of the progress of the project, which is detailed in Appendix 1.

5.4
Before each payment, Party B shall send Party A with notification and invoice. If in any particular phase, the service achievements and materials are subject to acceptance by Party A, Party B shall simultaneously submit a written document witnessing the issue or acceptance of the service achievements and materials by Party A.

5.5
Party A shall pay the fees in 10 working days after receipt of advice of payment, official commercial invoice and other support documents, if there is no dispute. If any dispute, it shall be raised by Party A to Party B with 10 working days. After the settlement of the claim, Party B shall issue Party A with the said documents again, thereby Party A pay the fees in conformity to the said procedures after receipt of the documents.

6	Inspection and acceptance

6.1
According to the scope of the service and the schedule, Party B is responsible for providing party A with periodical work results (or materials concerned with process) for examination, testing or experimenting through out the duration of the service. In case party A put forward any question or propose any modification, Party B shall modify its periodical work results (or materials concerned with process) according to party A’s proposal and decisions reached by both parties through discussions, until written acceptance from party A is acquired

6.2
Acceptance tests shall be held in stages either when the service achieves periodical results, or at the end of the entire service. Acceptance tests for the work results, including periodical acceptance tests and final acceptance tests shall be conducted in accordance with the requirement and/or acceptance standard of the scoop of the service(Appendix 1 ‘Working Tasks and Project Proposal of China National Petroleum General Budget Management Information.’), during which Party A shall organize the project assessment and review process.

6.3
In case acceptance tests find that the submitted project service work results fail to meet the requirement of the contract, or failed to comply with the decisions regarding to modifications reached by both parties through discussions, the both parties shall seek for the causes and apply relevant measures jointly. A second acceptance test can be hold only after the deficiencies are modified or eliminated.

6.4
In case the submitted project service work results fail to pass the second acceptance test because of party B’s fault, party B shall, at its own cost, both compensate party A of its direct losses, and take proper measures to eliminate such fault until the said work results pass the third acceptance test. In case such failure is caused by party A’s fault, party B shall, at party A’s cost, take proper measures to eliminate such fault until the said work results pass the third acceptance test.

6.5
Without affecting the schedule of this contract, Party A shall promptly examine, test or experiment periodical work results (or materials concerned with process) submitted by party B, and provide its own suggestions. Party A shall promptly arrange acceptance tests for the said work results and issue acceptance documents to party B within 10 business days in case party B’s work results meet the requirements and pass the acceptance tests.

7	Quality guarantee

7.1
Party B shall provide and maintain a quality assurance system and strict quality control procedures through out the duration of the service. Party B guarantees that it will provide its service in full compliance with provisions of the contract to Party A through appropriate and qualified personnel, so as to comply with the goal of this contract.

7.2
This contract carries a 12 months warranty commencing from the date on which the final acceptance report is issued. During which party B shall promptly solve any service related mistake, negligence, or problem with appropriate personnel at its own cost. For any service modified during its existing warranty, a new 12 months warranty for such service will commence from the date on which acceptance report from party A is signed.

8	Ownership and Intellectual Property

8.1
As per the provisions in this Contract, Party B will submit every stage service achievements or ultimate service achievements (refer to Appendix I to this Contract: Working Tasks and Project Proposal of China National Petroleum General Budget Management Information) to Party A, and its ownership and/or relative intellectual property belongs to Party A. As the legal owner of aforesaid achievement, Party A is entitled to apply the service achievements of item anywhere and anytime.

8.2
Party A agrees with the interior storage and usage of the service achievements by Party B and without Party A consent, the introduction and usage of the service achievements hereby connected with this Contract to and by any Third party is anywhere forbidden. During her interior storage and usage of the service achievements course, Party B is forbidden to impair the rights and interests of Party A in any way.

8.3
The relative intellectual properties of the products developed by Party B during her localization/ customization/ new module development process and as per the specific requirements of Party A are mutually owned by aforesaid two parties. Without the consent of the other party, those products must not be provided and used by the Third party.

8.4
During the contract and the quality assurance period, Party B possesses the relative intellectual properties relating to the improvement or product upgrade if her has promote or upgrade the computer application system or software involving this Contract and endows Party A with the permission of free usage of foregoing improvement or product upgrade.

9	Statement of non-infringement

9.1
Party B declares that during her service process there is no any right flaw or latent defect relating to the service achievements and the technology, software, data or article being used, and there exists no prohibiting stipulations involving her home country or user countries, thus party A, if properly using the products as per the guides & demands of Party B, will not infringe against anybody’s rights or violate no legal provisions.

If Party A suffers from any claim for compensation or appeal incurred by foregoing infringement or illegality, it shall notify Party B at prime tense and the latter shall settle the aforesaid claim or appeal and bear all the legal liabilities and economic responsibilities involving the claim or appeal to the Third party, while Party A bears no responsibilities except providing Party B with reasonable information and supporting connected to its deraignment. If on account of the foregoing reasons the submitted service achievements and the relative technology, software, data or article are determined to be under restrained from use, Party B shall make the following arrangements and bear all relative fees as per the choice of Party A without any delay:

1)	Purchase the use right for the continuous use of the products or service by Party A.

2)	Amend the products or service, thus leading to no infringement.

3)	Replace the products or service with the equivalent functional substitutes, which incur no claim.

4)	Party B shall refund the contractual funds already paid by Party A and compensate the losses of the latter resulted from the restricted usage.

10	Assignment and subcontracting

10.1	Neither Party A nor Party B shall assign the whole or any part of the obligations she shall assume without the other party’s agreement.

10.2	Party B must not assign the service she shall assume to any Third party without the prior consent of Party A.

10.3
On condition that Party B reckons it is necessary to assign the service to any Third party, she shall submit prior written application to Party A and illuminate her reasons and provide Party A with abundant materials for the censor of the latter, and Party A is entitled to decide whether Party B shall transact foregoing assignment. Party B shall as per the Contract’s demands uniformly administer and control her subcontractor(s) and completely responsible for the works accomplished by her subcontractor(s) hereunder and assume joint liability.

11	Alteration of service

11.1	Party A is entitled to alter service by changing, adding or reducing service during contract implementation process.

11.2
Party B shall submit altering measures and plan schedule as soon as practicable upon receiving the notice of service alternation. Both parties negotiate about the measures and plan submitted by Party B and sign service alternation memorandum (or annex to the contract). Party B will be responsible for organizing and executing the altered service.

11.3
If above alternation makes great changes and increases the workload related to annex I “Document of Working Obligations and Project of China National Petroleum Budge management Information Project”, Party A shall pay compensating service fee to Party B with determination by both Parties; and Party B shall conditionally reduce related service fee with determination by both Parties if above alternation makes great changes and decreases the workload related to annex I “Document of Working Obligations and Project of China National Petroleum Budge management Information Project”.

12	Suspension of Service

12.1
Party A may at any time instruct Party B to suspend progress in whole or in part, and once obtaining the suspension notice, Party B shall stop relative works at prime tense and properly handle the works already finished, while continuously proceed with the works not been suspended.

12.2
Were the suspension of work is due to the fault of Party B, then she must promote her working method(s) and obtain the permission of Party A first before she proceeds with the works been suspended and under this circumstances Party A won't compensate for the losses of Party B, however the works finished by Party B and checked & accepted by Party A before the suspension shall be paid accordingly by Party A as per the Contract regulations. The contractual schedule must not be adjusted without the prior consent of Party A.

12.3
Were the suspension of works results from Party A and involves service charge and working schedule, then the two parties shall confer with one another and make according adjustments on these items. Party A shall compensate the reasonable direct cost of Party B caused by the suspension of works.

13	Delay of schedule

13.1
Party A shall notify Party B in writing about details of delay if such matter happens during the service process. Evaluation on the conditions shall be made as soon as practicable by Party A upon receiving the notice as well as that whether the service shall be extended and liquidated damages for delay be charged. Party B shall comply with the decision made by Party A on reduction of liquidated damages for delay from the unpaid value to Party B or paying liquidated damages for delay to Party A within 10 (ten) days upon receiving the notice if service extension and liquidated damages for delay are made conditionally by Party A.

13.2
Party B shall pay liquidated damages for delay complying with the Contract if Party B fails to carry out and complete the overall service within time defined by the Contract or extended time approved by Party A except failures due to force majeure or fault from Party A. liquidated damages of 0.5% (zero point five percent) of service fee corresponding to unfinished service for every five days may be deducted by Party A from engaged service fee as liquidated damages for delay until the completion of service without affecting the other remedying measures defined in the contract

13.3	The payment of liquidated damages for delay will not exempt Party B from undertaking obligations upon completing service and other responsibilities defined in the Contract.

14	Termination of the Contract

14.1
Any party that fails to execute the contract or whose execution fails to comply with obligations defined in the contract is deemed breach of contract and the other party is entitled to notify the defaulting party in writing to correct or remedy defects and compensate the loss after correction or remedying, otherwise, the defaulted party may be entitled to send notification of termination of the contract and the contract is terminated from the date of the receipt notification if the defaulting party fails to make correction or remedying within 30 (thirty) days or reach understanding with defaulted party.

14.2
Party A is entitled to notify Party B in writing 15(fifteen) days in advance to terminate part of or complete part of the contract on behalf of the project construction of Party A and Party B shall stop related operation as soon as practicable upon receipt notification and reduce the subsequent cost as possible as practicable caused by the termination and hand over the completed works to Party A.

Party A shall pay value to Party B for cost of completed work by Party B and rational and reasonable cost for execution of the Contract by Party B as the termination is sent by Party A.

14.3
Party A is entitled to take necessary remedy measures if the Contract is terminated due to Party A’s fault by purchasing service similar to the unfinished service by Party B and Party B shall pay the additional payment for purchasing such service with proof documentations provided by Party A, and such payment shall be made by Party B to Party A within 10 (ten) days upon receipt writing notification from Party A.

14.4
Party A may notify Party B in writing to terminate the contract and the contract will be terminated from the date of the termination notification being sent if corruption and fraud occurred during the process of bidding and contract signing with Party B.

A.	Herein "Corruption” indicates the action that may influence related personnel during process of bidding and signing by providing, supplying, accepting or asking for valuable things.

B.
Herein “Fraud” indicates the action that makes misstatements to harm Party A’s benefit in order to make effect on bidding, signing and execution of the contract, such as that Party B collaborates bidding with other bidders to deprive Party A of his benefit from free and public competition by bereaving the competition of bid prices.

14.5
If either party declares bankruptcy or loss of solvency, the other party may notify in writing about the termination of the Contract without taking any compensation responsibility while the termination will not harm or affect the party’s right of action or measures that have been taken or will be taken for remedying.

15	Limitation of Liability

15.1
As for any claim of liability for breach of Contract within the border of the law permitted or the allowable scope, the compensation liability of the responsible Party is only limited to compensate the direct actual losses, excluding indirect economic losses.

15.2
As for any claim of liability for breach of Contract within the border of the law permitted or the allowable scope, the compensation liability of the responsible Party is only limited to compensate the direct actual losses, excluding indirect economic losses.

16	Employees insurance

16.1	Party B is obligated to purchase appropriate insurance so as to guarantee the possible losses which might bring to the staffs dispatched by the project, equipment and property input into the project.

17	Confidentiality

17.1
The confidential information under this Contract covers business terms of this Contract and the materials which haven been clearly notified by one Party to the other Party in oral or in written documents as confidential, which includes (a) information known to the public before the signing the Contract or during the performance of the Contract (b) Information which has been legally at the hand of the other Party before disclosing to the public and the acquisition of information by the other Party isn’t through direct or indirect means from the disclosed Party. (c) Information which is legally provided by the unlimited third Party to the other Party.

17.2
Party A and Party B mutually agree to keep confidential the confidential information within five years after the termination of this Contract. Party A and Party B agree, except for lawful requirement, not to execute any purposes besides this Contract and offer confidential information to any third Party in any forms. Both parties agree to take all reasonable procedures and measures to ascertain that their employees and cooperative partners will not disclose or scatter confidential information to the public, preventing from violating the provision of the Contract.

18	Force Majeure

18.1
Force Majeure means external events that happens unforeseeably, inevitably and unable to control and overcome the occurrence and consequences to any party, including but not limited to wars, strikes, acts of government, serious natural disasters and other circumstances by mutual agreement of both Parties

18.2
Force Majeure preventing any party from performing any of its obligations under this contract, in whole or in part, the party shall not be regarded as breach the Contract in the scope of Force Majeure. Loss directly or indirectly to any Party (Except as otherwise provided herein) caused by force Majeure shall be borne by the parties on their own。

18.3
The affected party shall take appropriate measures to prevent further loss, inform the other party in writing as soon as possible and provide an explanation after Force Majeure occurs. Both Parties shall conduct friendly negotiation and take remedial measures to minimize the loss.

18.4	Force Majeure persists for more than 30 days, the Parties hereto may revise some amendment to the Contract until the termination.

19	Non-waiver

Except as otherwise stipulated, either Party's failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege in the course of performing the Contract

20	Applicable Law

20.1	The Contract shall be interpreted and executed under the existing laws of People’s Republic of China.

21	Dispute Resolution

21.1	In the event that any dispute arises between the Parties hereto, concerning or related to this Contract, it shall be settled amicably by the parties’ utmost effort.

21.2	In case of disputes with this Contract can not be reached settlement by both parties, any party may institute legal proceedings in the court in the place of service performance.

21.3	While a dispute is being resolved, the parties shall, except for the part which is under dispute, continue to carry out the other obligations provided in the Contract.

22	Notification

22.1
The notices, papers or other documents(collectively referred to as “notification”) under the Contract shall be made in written documents and to be formally notified and sent by personnel service, fax or registered mail to the following address.

Party A:Financial Management Company of China National Petroleum Corporation

Address: No.5, Gulouwai Dajie, Xicheng District, Beijing

Contact person: Guo Yanfeng	Telelphone: 010-84886137	Fax:

22.2	The effective date of the notification is the date of delivery or the effective date specified clearly in the notification, which shall be subjected to the later one.

23	Miscellaneous

23.1
The Contract is formed on the date of the beginning of the contract after the signature and company’s contract stamp or official seal are stamped by the authorized representatives of both parties. The Contract shall come into force after that both parties agree the contents of the Contract and appendices and confirm with the signatures and stamps.

23.2
The Contract consists of the principal contract together with Appendix 1 and Appendix 2, where the appendices are the integral components of the Contract. While the appendices are inconsistent with the principal contract, the principal contract shall govern. The tender documents of both parties’ concerning about the project are the reference of the explanation of the Contract.

1. Appendix One Working Tasks and Project Proposal of China National Petroleum General Budget Management Information

2. Appendix Two Name List of Project Budget Software Group

23.3
All amendments to the articles of the Contract shall be made in written form, are valid with the signature and stamp by the authorized representatives of both parties and become the integral component of the Contract.

23.4	This Contract is made out in Chinese in five copies, Party A holds three copies while Party B holds two, all copies have equal power.

Financial Management Company of China National Petroleum Corporation	Pansoft (Jinan) Company Ltd
Lin Guoyu

Year Month Date	Year Month Date

Appendix One

Working Tasks and Project Proposal of China National Petroleum General Budget Management Information

I Project objective

The overall targets of China National Petroleum Corporation (CNPC) ‘s budget management information system are:” To establish a general budget information platform which can satisfy the needs for the making, allocation, reporting, summarizing, analyzing, and evaluation of the budget among the group company, joint-stock company, subsidiaries of the group company, and branches of the joint-stock company in various areas. “By optimizing and regulating its budget management process, the CNPC will build a corporate-wide budget management platform under a centralized management Tightly connected with SAP and FMIS 7.0, the budget management system can share data with them, acquire actual data from them, and provide budget data to them, thus achieving budget control.

II The scope of the project

A) Regulate and optimize the budget management process
Regulate and optimize the budget management process, establish budget management models for each business within CNPC, and satisfy the needs for the making and the management of budget at various levels and business units

B) Achieve centralized budget management

Rearrange and settle corporate regulations concerning budget management. Revise and improve manual of budgetary control, regulate corporate budgetary activities, establish a uniform budget index systems, statements systems and their direction for use

C) Establish a uniformed standardization system

Establish a uniformed standardization system for the purpose of achieving consolidated management of statements at various standards, satisfying the HQ’s needs for creating statements directly and disclosing information to the public

III Main functions of system

The Budget management information system of China National Petroleum Corporation (CNPC) adopts the first-level centralism pattern, and the headquarters and all the subordinate enterprises of all levels can carry on budget drafting and supervisory work on a uniform platform.

A) Main orientations and functions of budget management at headquarters

Main orientations:

1.	Rough estimate on overall budget management: rough estimate service for group companies, rough estimate service for joint-stock companies;
2.	Centralized management on index system and report forms system: budget index system and report forms system used by units of all levels shall be under the centralized management of the headquarters;
3.	Centralization of the budget data: budget data of units of all levels shall be under the centralized depositing management;
4.
Automatic compilation of budget reports: according to the budget reports compiled and reported by subordinate units, group companies and joint-stock companies can automatically compile them, merge them and offset them to form the budget report for the headquarterså

5.	Data interaction with correlation system such as SAP and FMIS7.0

Constitution and functions of system

1.	Rough estimate management Function: to realize the rough estimate and compilation work for group companies and joint-stock companies, and each specialized company of the joint-stock companies
2.
Calculation and compilation for report forms Function: main functions including calculating and compiling the budget reports reported by each subordinate unit, and then to form the budget reports for the headquarters and every board and every caliber (parent company’s report forms, combined statement, Chinese criterion report forms, International criterion report forms, etc

3.	Index system and report forms system standard management Function: to compile and manage the index system and report forms system uniformly;

4.	Budget index management Function: to examine and inspect the budget indexes and then analyze the performance of budget;
5.	Data interaction with correlation system such as SAP and FMIS7.0: it can both read the related financial data from SAP and FMIS7.0 and provide the related budget data for SAP and FMIS7.0;
6.	User management: to manage the second-level system administrator, and to assign system function jurisdictions and data jurisdictions

B) Main orientations and functions of budget management of each member enterprise of group companies and each regional company of joint-stock company

Main orientations: to meets the needs for budget drafting and management of units of all levels. Each unit can compile its own index and report forms according to its budget management needs:

1.
Fill, compile, and report the budget reports: to fill and compile the budget reports officially issued by group companies, joint-stock companies and each specialized company, and report to the upper-level unit after audits and verifications

2.
Budget index deposition: can analyze and compile the report forms management system which meets their budget management needs, and then carry on the daily budget management, control, analysis, inspection according to the budget index issued by the upper-level unit, units of all levels;

IV Progressive Achievement

China National Petroleum Budget Project Demand Analysis Instruction
China National Petroleum Budget Project Software Design Instruction
China National Petroleum Budget Project Training Program
China National Petroleum Budget Project Maintenance and Utilization Instruction

V Service Fees and Mode of Payment

1. Research and development expenditures and total amount of reward are: RMB 4,550,000 Yuan.

2. Research and development expenditures are paid by Party A to Party B with instalment payment. The detailed mode of payment and time are as follows:

First phase: the amount is RMB 2800000 Yuan, which will be paid within ten days after passing the acceptance made by Party A on Party B’s submitted China National Petroleum Budget Project Software Design Instruction.

Second phase: the amount is RMB 1750000 Yuan, which will be paid within ten days after passing the acceptance made by Party A on Party B’s submitted China National Petroleum Budget Project Training Program and China National Petroleum Budget Project Maintenance and Utilization Instruction

VI Working Schedule

1、Design stage is from Aug 2007 till Feb 2008, which mainly includes finishing budget business investigation and research, budget software development, budget software internal testing, etc.

2、Testing and pilot stage is from Mar 2008 till Aug 2008, which mainly includes finishing module test, business function testing, flow testing, forming system pilot files and technical preparation for system publicity.

3、Promotion phase is from September, 2008 to June 2009. The major task is to accomplish all kinds of applicable pilot program in regional companies, validate the correctness, adaptability through the actual operation in regional companies, accomplish the finding of problem improvements and edit documentation in the software promotion, further improving the budget system.